UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 5, 2017, our board of directors appointed Richard S. Warzala as a director for a term expiring at our 2018 annual meeting of stockholders.

In connection with his appointment to the board, pursuant to our 2015 Equity Incentive Plan, Mr. Warzala will receive a non-qualified option to purchase 5,000 shares of our common stock, and will receive an option to purchase an additional 5,000 shares of our common stock upon the adjournment of each annual meeting of our shareholders, or special meeting in lieu thereof. Pursuant to our Non-Employee Director Annual Compensation Plan, on the first business day of each fiscal quarter, Mr. Warzala will also receive restricted stock awards with a fair value equal to 25% of the then-applicable director compensation amount. The director compensation amount for fiscal year 2018 is $65,000, increasing to $75,000 for fiscal year 2019.

On December 6, 2017, The NASDAQ Stock Market LLC (“Nasdaq”) notified us that with Mr. Warzala’s appointment to our board of directors, Nasdaq determined that we had regained compliance with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the directors of a Nasdaq-listed company be comprised of independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: December 11, 2017	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell Vice President and Interim Chief Financial Officer

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